Exhibit 99.1
Direct Digital Holdings Reports First Quarter 2025
Financial Results

Enhanced Buy-Side Revenue Demonstrating Business Segment Growth as Orange 142 Scales

19% Reduction in Operating Expenses Compared with 1Q24 Driven by Strategic Cost Saving Initiatives

Entered New Strategic Partnerships to Diversify and Expand Addressable Market

Houston, May 6, 2025 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC ("Colossus SSP") and Orange 142, LLC ("Orange 142"), today announced financial results for the first quarter ended March 31, 2025.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “As we begin to move through 2025, we are focused on continuing to scale our buy-side solution while simultaneously rebuilding our sell-side business. During the first quarter, which is historically our weakest quarter, we recognized consolidated revenue of $8.2 million, supported primarily by buy-side revenue of $6.1 million which was up 6% compared to the prior year. Sequentially, first quarter sell-side revenue of $2.0 million is relatively comparable to fourth quarter 2024 sell-side revenue of $2.7 million, an encouraging trend given that (1) fourth quarter is typically the strongest quarter for the sell-side business based on seasonality and (2) our 2024 fourth quarter included $0.7 million of political spend. In the first quarter of 2025, we saw the continued impact of the disruption of our sell-side business in 2024, however, we are pleased by the ongoing commitment of our agency, brand and publisher partners to resume or increase activity with the Company once direct connections are fully integrated in the second half of 2025, and we are working diligently to restore this segment to previous levels.

“Our focus in 2025 is on driving growth and value for our shareholders,” Mr. Walker continued. “We’ve launched several initiatives to drive our progress, including revenue optimization efforts to diversify our revenue base and cost saving initiatives to drive reductions in operating expenses and enhance operational efficiencies. In the first quarter of 2025, we reduced operating expenses by nearly $1.5 million, or approximately 19% when compared to the first quarter of 2024. We continue to evaluate the optimal personnel and cost structure for our business.

“At the business unit level, the unification of our two buy side divisions into Orange 142 has allowed us to better service the small to mid-sized partners who represent a significant growth opportunity for our business. Moreover, our Colossus Connections, launched in the third quarter of 2024 to accelerate direct integration efforts with leading demand-side platforms, is progressing well, and as previously reported, we signed up two of the leading marketplace partners and we recently added two additional mid-tier partners who are near completion with integration. We expect to see the impact of these new partners on our revenues in the second half of 2025 once integration has been completed,” Mr. Walker stated.

“With our current visibility, we maintain our current revenue guidance of $90 million to $110 million for the full fiscal year of 2025 supported by growth across both our buy-side and sell-side segments. There is still a great deal of work to be done in a challenging and uncertain time, but we believe that we are well positioned with a revitalized model, prudent cost management strategies, and strong demand for our products and services to drive growth and value as we navigate the business back to profitability,” Mr. Walker concluded.

Keith Smith, President, commented, “We remain focused on strategically recalibrating and enhancing our business model to capitalize on new opportunities and meet the demands of our diverse partners. We faced significant challenges in 2024, and we are now emerging as a stronger, more nimble business intent on continuing to scale and expand our offerings. From a liquidity perspective, we continue to explore strategic opportunities to support key growth initiatives and drive long term value for our shareholders.”

First Quarter 2025 Highlights

•Processed approximately 188 billion average monthly impressions through the sell-side advertising segment.

•Sell-side advertisers increased 13% compared to the first quarter of 2024.
•Sell-side media properties of 24,000 average per month in the first quarter of 2025 decreased 8% compared to the first quarter of 2024, increased 20% over the same period in 2023, and decreased 15% sequentially compared to the fourth quarter of 2024.
•Buy-side advertising segment served over 220 customers in the first quarter of 2025.
•Buy-side advertising revenue for the first quarter of 2025 included $1.2 million from customers in new verticals.
•Continued to consider strategic opportunities to support key growth initiatives and drive long term value for shareholders.

First Quarter 2025 Financial Results

•Revenue of $8.2 million decreased 63% compared to $22.3 million in the first quarter of 2024.
•Sell-side advertising segment revenue of $2.0 million decreased 88% compared to $16.5 million in the first quarter of 2024. The decrease in sell-side advertising revenue was primarily related to a decrease in impression inventory when compared to the first quarter of 2024.
•Buy-side advertising segment revenue of $6.1 million increased 6% compared to $5.8 million in the same period of 2024.
•Gross profit was $2.4 million, or 29% of revenue, compared to $5.0 million, or 22% of revenue, in the first quarter of 2024.
•Operating expenses of $6.3 million decreased $1.5 million, or 19%, compared with $7.8 million in the same period of 2024. The reduction in operating expenses was primarily driven by decreased payroll costs related to the Company’s internal reorganization and cost saving measures to lower certain ongoing expenses.
•Operating loss was $3.9 million, compared to operating loss of $2.8 million in the prior year period.
•Net loss was $5.9 million compared to net loss of $3.8 million in the first quarter of 2024.
•Adjusted EBITDA(1) loss was $3.0 million in the first quarter of 2025 compared to a loss of $1.7 million in the first quarter of 2024.
•As of March 31, 2025, the Company held cash and cash equivalents of $1.8 million compared to $1.4 million as of December 31, 2024.

Financial Outlook

Based on current visibility and subject to general market factors, the Company is maintaining full year guidance of $90 million to $110 million for full year 2025. This target is based on the expectation of consolidated revenue growth compared to full year 2024 driven by enhanced buy-side activity through Orange 142 and the ongoing recovery of the Company’s sell-side business rebuilds to historical revenue levels.

Diana Diaz, Chief Financial Officer, stated, “Our focus continues to be on optimizing performance, reducing our cost structure, and driving efficiencies as we navigate the business back to profitability. With our visibility today, we believe that we are well positioned to achieve our financial goals for the fiscal year.”

Conference Call and Webcast Details

Direct Digital will host a conference call today, May 6, 2025 at 5:00 p.m. Eastern Time to discuss the Company’s first quarter 2025 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).
(1) “Adjusted EBITDA” and “Adjusted Operating Expenses” are non-GAAP financial measures. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: the restrictions and covenants imposed upon us by our credit facilities; the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing; our ability to secure additional financing to meet our capital needs; our ineligibility to file short-form registration statements on Form S-3, which may impair our ability to raise capital; our failure to satisfy applicable listing standards of the Nasdaq Capital Market resulting in a potential delisting of our common stock; costs, risks and uncertainties related to restatement of certain prior period financial statements; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; as a holding company, we depend on distributions from Direct Digital Holdings, LLC (“DDH LLC”) to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock; the fact that DDH LLC is controlled by DDM, whose interest may differ from those of our public stockholders; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) combines cutting-edge sell-side and buy-side advertising solutions, providing data-driven digital media strategies that enhance reach and performance for brands, agencies, and publishers of all sizes. Our sell-side platform, Colossus SSP, offers curated access to premium, growth-oriented media properties throughout the digital ecosystem. On the buy-side, Orange 142 delivers customized, audience-focused digital marketing and advertising solutions that enable mid-market and enterprise companies to achieve measurable results across a range of platforms, including programmatic, search, social, CTV, and influencer marketing. With extensive expertise in high-growth sectors such as Energy, Healthcare, Travel & Tourism, and Financial Services, our teams deliver performance strategies that connect brands with their ideal audiences.

At Direct Digital Holdings, we prioritize personal relationships by humanizing technology, ensuring each client receives dedicated support and tailored digital marketing solutions regardless of company size. This empowers everyone to thrive by generating billions of monthly impressions across display, CTV, in-app, and emerging media channels through advanced targeting, comprehensive data insights, and cross-platform activation. DDH is "Digital advertising built for everyone.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,789	$1,445
Accounts receivable, net of provision for credit losses of $978	4,391	4,973
Prepaid expenses and other current assets	701	2,117
Total current assets	6,881	8,535

Property, equipment and software, net	288	341
Goodwill	6,520	6,520
Intangible assets, net	9,242	9,730
Operating lease right-of-use assets	838	832
Other long-term assets	48	48
Total assets	$23,817	$26,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$7,024	$7,657
Accrued liabilities	1,512	1,257
Liability related to tax receivable agreement, current portion	41	41
Current maturities of long-term debt	4,122	3,700
Deferred revenues	558	507
Operating lease liabilities, current portion	202	188
Income taxes payable	19	—
Total current liabilities	13,478	13,350

Long-term debt, net of current portion, deferred financing cost and debt discount	32,878	31,603
Operating lease liabilities, net of current portion	776	783
Total liabilities	47,132	45,736

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Class A Common Stock, $0.001 par value per share, 160,000,000 shares authorized, 7,093,480 and 5,450,554 shares issued and outstanding, respectively	7	6
Class B Common Stock, $0.001 par value per share, 20,000,000 shares authorized, 10,798,000 and 10,868,000 shares issued and outstanding, respectively	11	11
Additional paid-in capital	3,776	3,769
Accumulated deficit	(11,129)	(8,774)
Noncontrolling interest	(15,980)	(14,742)
Total stockholders’ deficit	(23,315)	(19,730)
Total liabilities and stockholders’ deficit	$23,817	$26,006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per-share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Sell-side advertising	$2,028	$16,500
Buy-side advertising	6,129	5,775
Total revenues	8,157	22,275

Cost of revenues
Sell-side advertising	2,638	14,807
Buy-side advertising	3,126	2,470
Total cost of revenues	5,764	17,277
Gross profit	2,393	4,998

Operating expenses
Compensation, taxes and benefits	3,664	4,524
General and administrative	2,653	3,281
Total operating expenses	6,317	7,805
Loss from operations	(3,924)	(2,807)

Other income (expense)
Other income	28	85
Expenses for Equity Reserve Facility	(198)	—
Interest expense	(1,846)	(1,297)
Total other expense, net	(2,016)	(1,212)

Loss before income taxes	(5,940)	(4,019)
Income tax benefit	—	(200)
Net loss	(5,940)	(3,819)

Net loss attributable to noncontrolling interest	(3,585)	(3,044)
Net loss attributable to Direct Digital Holdings, Inc.	$(2,355)	$(775)

Net loss per common share attributable to Direct Digital Holdings, Inc.:
Basic	$(0.35)	$(0.22)
Diluted	$(0.35)	$(0.22)

Weighted-average number of shares of common stock outstanding:
Basic	6,710	3,509
Diluted	6,710	3,509

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash Flows Used In Operating Activities:
Net loss	$(5,940)	$(3,819)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing cost and debt discount	1,818	186
Amortization of intangible assets	488	488
Reduction in carrying amount of right-of-use assets	46	37
Depreciation and amortization of property, equipment and software	68	71
Stock-based compensation	316	504
Deferred income taxes	—	(200)
Expenses for Equity Reserve Facility	198	—
Provision for credit losses/bad debt expense	—	(11)
Changes in operating assets and liabilities:
Accounts receivable	582	15,783
Prepaid expenses and other assets	69	(89)
Accounts payable	(633)	(18,062)
Accrued liabilities and tax receivable agreement payable	254	(748)
Income taxes payable	19	—
Deferred revenues	51	176
Operating lease liability	(44)	(20)
Net cash used in operating activities	(2,708)	(5,704)

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(15)	—
Net cash used in investing activities	(15)	—

Cash Flows Provided by Financing Activities:
Payments on term loan	—	(372)
Proceeds from line of credit	—	4,000
Payment of expenses for Equity Reserve Facility	(198)	—
Proceeds from issuance of Class A Common Stock	3,311	—
Payment of deferred financing cost	(46)	—
Proceeds from options exercised	—	79
Proceeds from warrants exercised	—	215
Net cash provided by financing activities	3,067	3,922

Net increase (decrease) in cash and cash equivalents	344	(1,782)
Cash and cash equivalents, beginning of the period	1,445	5,116
Cash and cash equivalents, end of the period	$1,789	$3,334

Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$19	$28
Cash paid for interest	$92	$1,078

Non-cash Financing Activities:
Common stock issued for subscription receivable	$90	$—

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for expenses for the Equity Reserve Facility and stock-based compensation (“Adjusted EBITDA”), a non-GAAP measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income.

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, stock-based compensation and certain one-time items such as acquisition transaction costs and costs for the Equity Reserve Facility that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods presented:

NON-GAAP FINANCIAL METRICS
(unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(5,940)	$(3,819)
Add back (deduct):
Interest expense	1,846	1,297
Amortization of intangible assets	488	488
Stock-based compensation	316	504
Depreciation and amortization of property, equipment and software	68	71
Expenses for Equity Reserve Facility	198	—
Income tax benefit	—	(200)
Adjusted EBITDA	$(3,024)	$(1,659)

Contacts:
Investors:
IMS Investor Relations
Walter Frank/Jennifer Belodeau
(203) 972-9200
investors@directdigitalholdings.com